Exhibit 99.1

Grocery Outlet Holding Corp. Announces Second Quarter Fiscal 2019 Financial Results

Net sales increased 12.2% to $645.3 million
Comparable store sales increased 5.8%
Net loss of $10.6 million; Adjusted net income increased 12.1% to $14.5 million
Adjusted EBITDA increased 15.0% to $45.0 million
Initiates Fiscal 2019 Guidance

Emeryville, CA – August 13, 2019 – Grocery Outlet Holding Corp. (“Grocery Outlet”) today announced financial results for the second quarter of fiscal 2019 ended June 29, 2019.
For the second quarter ended June 29, 2019:

•	Net sales increased by 12.2% to $645.3 million from $575.1 million in the second quarter of fiscal 2018; comparable store sales increased by 5.8% over a 2.7% increase last year.

•	The Company opened 8 new stores and closed 1, ending the quarter with 330 stores in 6 states.

•	Net loss was $10.6 million, or $(0.15) per diluted share, compared to net income of $7.3 million, or $0.11 per diluted share in the second quarter of fiscal 2018.

•	Adjusted EBITDA (1) increased 15.0% to $45.0 million compared to $39.1 million in the second quarter of fiscal 2018.

•	Adjusted net income (1) increased 12.1% to $14.5 million, or $0.20 per diluted share, compared to $12.9 million, or $0.19 per diluted share last year.
Eric Lindberg, CEO of Grocery Outlet, stated, “We are pleased with our second quarter financial performance which reflects consistent comparable sales growth, strong new store performance and gross margin expansion. Our comparable store sales growth was broad-based across product categories, regions, and store vintages. We attribute the consistency of our performance to our unique business model that provides customers unbeatable value in a fun, treasure hunt experience along with great customer service through our local independent operators.”

Mr. Lindberg continued, “We continue to identify ways to further support our network of independent operators, broaden our reach with existing and new suppliers, and more effectively engage with our customers. We remain focused on driving sales growth by delivering incredible savings on name-brand products and creating a WOW! experience for our customers. At the same time, we look to continue expanding our store base and reinvesting in our people, systems and infrastructure to support our long-term growth objectives.”

(1) Adjusted EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures which exclude the impact of certain special items. See the Non-GAAP Financial Measures section of this release for additional information about these items.

For the 26-weeks ended June 29, 2019:

•	Net sales increased by 11.2% to $1.25 billion from $1.13 billion in the first half of fiscal 2018; comparable store sales increased by 5.0% over a 3.5% increase last year.

•	Net loss was $6.9 million, or $(0.10) per share, compared to net income of $12.8 million, or $0.19 per diluted share in the same period in 2018.

•	Adjusted EBITDA (1) increased 11.8% to $84.1 million compared to $75.2 million in the same period in 2018.

•	Adjusted net income (1) decreased 0.2% to $24.4 million, or $0.35 per diluted share, compared to $24.4 million, or $0.36 per diluted share last year.
Recent Developments:

•
On June 24, 2019, the Company consummated its IPO at an offering price to the public of $22.00 per share. The Company sold 19.8 million shares of its common stock in the IPO, including the additional 2.6 million shares purchased by the underwriters in the exercise of their overallotment option, resulting in total net proceeds of $400.5 million after deducting underwriters' discounts, commissions and offering costs.

•
The Company used the net proceeds from the IPO to repay in full the $150.0 million principal amount of indebtedness plus $3.6 million of accrued and unpaid interest on its second lien term loan. In addition, using the remainder of net proceeds, together with excess cash on hand, the Company prepaid $248.0 million of its outstanding first lien term loan plus accrued interest of $3.8 million.

•	On July 23, 2019, the Company completed the repricing of its remaining $475.2 million first lien term loan.
Fiscal 2019 Outlook:
The Company expects the following results for the fiscal year 2019:

Full-Year 2019 Guidance
Net Sales	$2.50 billion to $2.53 billion
Unit Growth (1)	Approximately 29 stores
Comparable store sales growth	3% to 4%
Adjusted EBITDA	$162.0 million to $165.5 million
Adjusted diluted earnings per share (2)	$0.68 to $0.71
Effective tax rate (3)	Approximately 28%
Capital expenditures (net of tenant improvement allowance)	$85 million to $90 million
Footnotes:

(1)	Unit growth guidance represents 32 new store openings and is inclusive of three expected closures.

(2)
Estimated year-end 2019 diluted share count is 94.5 million shares. This estimate does not include potential future dilution associated with approximately 5.8 million performance-based options issued primarily under our 2014 Stock Incentive Plan as the ultimate vesting of the performance-based options is uncertain. If and when vesting occurs, any vested performance-based options will be included in the diluted share count at that time.

(3)	Effective tax rate does not include the potential impact of future stock option exercises or the expense associated with performance options.

Conference Call Information:
A conference call to discuss the second quarter fiscal 2019 financial results is scheduled for today, August 13, 2019, at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 877-407-9208 approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://investors.groceryoutlet.com.
A taped replay of the conference call will be available within two hours of the conclusion of the call and can be accessed both online and by dialing 412-317-6671. The pin number to access the telephone replay is 13692076. The replay will be available for approximately two weeks after the call.
Non-GAAP Financial Information:
In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company uses EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted earnings per share measures of performance to evaluate the effectiveness of its business strategies, to make budgeting decisions and to compare its performance against that of other peer companies using similar measures. In addition, the company uses EBITDA to supplement GAAP measures of performance to evaluate its performance in connection with compensation decisions. Management believes it is useful to investors and analysts to evaluate these non-GAAP measures on the same basis as management uses to evaluate our operating results.

Adjusted EBITDA is defined as net income (loss) before interest expense, taxes, depreciation and amortization (“EBITDA”) and other adjustments noted in table “Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA” below. Adjusted net income is defined as net income (loss) before the adjustments noted in table “Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income” below.

EBITDA, adjusted EBITDA and adjusted net income are non-GAAP measures and may not be comparable to similar measures reported by other companies. EBITDA, adjusted EBITDA and adjusted net income have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP.

The Company has not reconciled the non-GAAP adjusted EBITDA and adjusted diluted earnings per share forward-looking guidance included in this news release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to taxes and non-recurring items, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.
Forward-Looking Statements:
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect management's current views and estimates regarding the prospects of the industry and the Company’s prospects, plans, business, results of operations, financial position, future financial performance and business strategy. These forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue” or the negatives of these terms or variations of them or similar terminology. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company cannot provide any assurance that these expectations will prove to be correct. The following factors are among those that may cause actual results to differ materially from the forward-looking statements: failure of suppliers to consistently supply us with opportunistic products at attractive pricing; inability to successfully identify trends and maintain a consistent level of opportunistic products; failure to maintain or increase comparable store sales; changes affecting the market prices of the products we sell; failure to open, relocate or remodel stores on schedule; risks associated with newly opened stores; risks associated with economic conditions; competition in the retail food industry; inability to retain the loyalty of our customers; costs and implementation difficulties associated with marketing, advertising and promotions; failure to maintain our reputation and the value of our brand, including protecting our intellectual property; any significant disruption to our distribution network, the operations of our distributions centers and our timely receipt of inventory; movement of consumer trends toward private labels and away from name-brand products; inability to maintain sufficient levels of cash flow from our operations; risks associated with leasing substantial amounts of space; failure to maintain the security of information we hold relating to personal information or payment card data of our customers, employees and suppliers; failure to participate effectively or at all in the growing online retail marketplace; material disruption to our information technology systems; risks associated with products we and our independent operators (“IOs”) sell; risks associated with laws and regulations generally applicable to retailers; legal proceedings from customers, suppliers, employees, governments or competitors; unexpected costs and negative effects associated with our insurance program; inability to attract, train and retain highly qualified employees; difficulties associated with labor relations; loss of our key personnel or inability to hire additional qualified personnel; changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters; impairment of goodwill and other intangible assets; any significant decline in our operating profit and taxable income; risks associated with tax matters; natural disasters and unusual weather conditions (whether or not caused by climate change), pandemic outbreaks, terrorist acts, global political events and other serious catastrophic events; economic downturns or natural or man-made disasters in geographies where our stores are located; management’s limited experience managing a public company; risks associated with IOs being consolidated into our financial statements; failure of our IOs to successfully manage their business; failure of our IOs to repay notes outstanding to us; inability to attract and retain qualified IOs; inability of our IOs to avoid excess inventory shrink; any loss or changeover of an IO; legal proceedings initiated against our IOs; legal challenges to the independent contractor business model; failure to maintain positive relationships with our IOs; risks associated with actions our IOs could take that could harm our business; the significant influence of certain significant investors over us; our ability to generate cash flow to service our substantial debt obligations; and the other factors discussed under “Risk Factors” in the Company’s prospectus filed with the Securities and Exchange Commission (the “SEC”) on June 20, 2019. For a more detailed discussion of the risks, uncertainties and other factors that could cause actual results to differ, please refer to the “Risk Factors” the Company previously disclosed in its prospectus filed with the SEC on June 20, 2019, and in its Quarterly Report on Form 10-Q for the quarterly period ended June 29, 2019, as such risk factors may be updated from time to time in the Company’s periodic filings with the SEC. The Company’s prospectus and periodic filings are accessible on the SEC’s website at www.sec.gov. You should not rely upon forward-looking statements as predictions of future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. Except as required by applicable law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this news release to conform these statements to actual results or to changes in our expectations.

About Grocery Outlet:
Based in Emeryville, California, Grocery Outlet is a high-growth, extreme value retailer of quality, name-brand consumables and fresh products sold through a network of independently operated stores. Grocery Outlet has more than 300 stores in California, Washington, Oregon, Pennsylvania, Idaho and Nevada.

INVESTOR RELATIONS CONTACT:
Jean Fontana
646-277-1214
Jean.Fontana@icrinc.com
MEDIA CONTACT:
Layla Kasha
510-379-2176
lkasha@cfgo.com

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)
(unaudited)

	13 Weeks Ended		26 Weeks Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Net sales	$645,289	$575,058	$1,251,560	$1,125,616
Cost of sales	446,569	399,943	865,823	781,932
Gross profit	198,720	175,115	385,737	343,684

Operating expenses:
Selling, general and administrative	157,641	139,743	310,495	276,479
Depreciation and amortization	12,594	11,235	24,890	22,413
Stock-based compensation	22,750	129	22,961	263
Total operating expenses	192,985	151,107	358,346	299,155
Income from operations	5,735	24,008	27,391	44,529

Other expense:
Interest expense, net	15,452	13,974	31,890	26,886
Debt extinguishment and modification costs	5,162	—	5,162	—
Total other expense	20,614	13,974	37,052	26,886
Income (loss) before income taxes	(14,879)	10,034	(9,661)	17,643
Income tax expense (benefit)	(4,247)	2,748	(2,803)	4,832
Net income (loss) and comprehensive income (loss)	$(10,632)	$7,286	$(6,858)	$12,811

Basic earnings (net loss) per share	$(0.15)	$0.11	$(0.10)	$0.19
Diluted earnings (net loss) per share	$(0.15)	$0.11	$(0.10)	$0.19

Weighted average shares outstanding:
Basic	70,475	68,475	69,494	68,471
Diluted	70,475	68,512	69,494	68,499

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 29, 2019	December 29, 2018
Assets
Current assets:
Cash and cash equivalents	$18,677	$21,063
Independent operator receivables and current portion of independent operator notes, net of allowance	6,796	5,056
Other accounts receivable, net of allowance	1,707	2,069
Merchandise inventories	202,715	198,304
Prepaid rent — related party	512	512
Prepaid expenses and other current assets	17,212	13,368
Total current assets	247,619	240,372
Independent operator notes, net of allowance	15,671	13,646
Property and equipment — net	322,472	304,032
Operating lease right-of-use asset	676,191	—
Intangible assets — net	65,400	68,824
Goodwill	747,943	747,943
Other assets	6,302	2,045
Total assets	$2,081,598	$1,376,862

Liabilities and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$102,482	$98,123
Accrued expenses	25,973	31,194
Accrued compensation	9,189	10,795
Current portion of long-term debt	267	7,349
Current lease liability	36,149	—
Income and other taxes payable	2,210	3,463
Total current liabilities	176,270	150,924
Long-term liabilities:
Long-term debt — net	462,119	850,019
Deferred income taxes	12,348	15,135
Lease liability	714,173	—
Deferred rent	—	60,833
Total liabilities	1,364,910	1,076,911

Stockholders’ equity:
Capital stock:
Common stock — voting	88	67
Common stock — nonvoting	—	1
Series A Preferred stock	—	—
Additional capital	711,200	287,457
Retained earnings	5,400	12,426
Total stockholders’ equity	716,688	299,951
Total liabilities and stockholders’ equity	$2,081,598	$1,376,862

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	26 Weeks Ended
	June 29, 2019	June 30, 2018
Operating activities:
Net income (loss)	$(6,858)	$12,811
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property and equipment	20,936	18,322
Amortization of intangible assets	5,069	4,877
Amortization of debt issuance costs	1,295	2,185
Amortization of bond discounts	220	—
Debt extinguishment and modification costs	5,162	—
Loss on disposal of assets	415	(28)
Stock-based compensation	22,961	263
Accounts receivable reserve	2,064	2,348
Deferred lease liabilities	—	9,935
Non-cash lease expense	17,329	—
Deferred income taxes	(2,787)	4,777
Changes in operating assets and liabilities:
Independent operator and other accounts receivable	3,210	1,380
Merchandise inventories	(4,410)	(1,173)
Prepaid expenses and other current assets	(4,039)	(561)
Income and other taxes payable	(1,460)	(1,645)
Trade accounts payable	3,620	1,895
Accrued expenses	(6,159)	3,452
Accrued compensation	(1,606)	(3,621)
Operating lease liability	(15,244)	—
Net cash provided by operating activities	39,718	55,217

Investing activities:
Cash advances to independent operators	(5,673)	(3,255)
Repayments of cash advances from independent operators	2,026	1,679
Purchase of property and equipment	(39,806)	(23,082)
Proceeds from sales of assets	611	364
Intangible assets, deposits and licenses	(1,681)	(1,207)
Net cash used in investing activities	(44,523)	(25,501)

Financing activities:
Proceeds from initial public offering, net of underwriting discounts paid	407,666	—
Proceeds from issuance of shares under stock incentive plans	314	29
Deferred offering costs paid	(4,950)	—
Principal payments on 2014 loans	—	(2,645)
Principal payments on 2018 loans	(399,813)	—
Payments on other financing	(450)	(47)
Dividends paid	(337)	(93)
Debt issuance costs paid	(11)	—
Net cash provided by (used in) financing activities	2,419	(2,756)
Net increase (decrease) in cash and cash equivalents	(2,386)	26,960
Cash and cash equivalents—Beginning of the period	21,063	5,801
Cash and cash equivalents—End of the period	$18,677	$32,761

GROCERY OUTLET HOLDING CORP.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA
(in thousands)
(unaudited)

	13 Weeks Ended		26 Weeks Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Net income (loss)	$(10,632)	$7,286	$(6,858)	$12,811
Interest expense, net	15,452	13,974	31,890	26,886
Income tax expense	(4,247)	2,748	(2,803)	4,832
Depreciation and amortization expenses	13,156	11,662	26,005	23,197
EBITDA	13,729	35,670	48,234	67,726
Stock-based compensation expenses	22,750	129	22,961	263
Debt extinguishment and modification costs	5,162	—	5,162	—
Non-cash rent	1,816	1,683	3,678	3,523
Asset impairment and gain or loss on disposition	233	24	415	(28)
New store pre-opening expenses	321	431	742	701
Provision for accounts receivable reserves	581	810	2,064	2,348
Other	415	375	874	701
Adjusted EBITDA	$45,007	$39,122	$84,130	$75,234

GROCERY OUTLET HOLDING CORP.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED NET INCOME
(in thousands, except per share data)
(unaudited)

	13 Weeks Ended		26 Weeks Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Net income (loss)	$(10,632)	$7,286	$(6,858)	$12,811
Stock-based compensation expenses	22,750	129	22,961	263
Debt extinguishment and modification costs	5,162	—	5,162	—
Non-cash rent	1,816	1,683	3,678	3,523
Asset impairment and gain or loss on disposition	233	24	415	(28)
New store pre-opening expenses	321	431	742	701
Provision for accounts receivable reserves	581	810	2,064	2,348
Other	415	375	874	701
Amortization of purchase accounting assets and deferred financing costs	3,835	4,274	7,751	8,517
Tax effect of total adjustments	(10,021)	(2,115)	(12,382)	(4,388)
Adjusted net income	$14,460	$12,897	$24,407	$24,448

GAAP earnings (net loss) per share
Basic and diluted	$(0.15)	$0.11	$(0.10)	$0.19
Non-GAAP adjusted earnings per share
Basic	$0.21	$0.19	$0.35	$0.36
Diluted	$0.20	$0.19	$0.35	$0.36

GAAP weighted average shares outstanding
Basic	70,475	68,475	69,494	68,471
Diluted	70,475	68,512	69,494	68,499
Non-GAAP weighted average shares outstanding
Basic	70,475	68,475	69,494	68,471
Diluted	71,315	68,512	69,641	68,499